Exhibit 99.1

On January 17, 2006, the Board of Directors of Little Sioux Corn Processors, LLC, acting as general partner of LSCP, LLLP, approved a distribution to LSCP, LLLP partners in the amount of $15,361,000 to be paid in February 2006.  This distribution will result in a $842.34 per unit distribution to LLC unit holders of record on January 17, 2006.